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Exhibit 10.3

SECOND AMENDMENT AGREEMENT

        This SECOND AMENDMENT AGREEMENT (this "Amendment") is made as of the 7th day of February, 2011 among:

        (a)   KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation ("Borrower");

        (b)   the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

        (c)   KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement ("Agent").

        WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of May 19, 2010, that provides, among other things, for loans and letters of credit aggregating Thirty-Five Million Dollars ($35,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement");

        WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

        WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

        WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

        1.    Amendments to Definitions in the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Consolidated EBITDA" and "Consolidated Fixed Charges" therefrom and to insert in place thereof, respectively, the following:

          "Consolidated EBITDA" means, for any period, as determined on a Consolidated basis, (a) Consolidated Net Income for such period plus, without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Charges, (iv) non-cash losses or charges, (v) losses with respect to Kratos Southeast, Inc. (so long as Kratos Southeast, Inc. is held as a discontinued operation and is sold or otherwise divested on or prior to the last day of the 2010 fiscal year of Borrower) for (A) the 2009 fiscal year of Borrower, and (B) the Quarterly Reporting Periods in 2010 in an aggregate amount not to exceed Two Million Dollars ($2,000,000), (vi) losses with respect to discontinued operations, in an aggregate amount not to exceed Two Million Dollars ($2,000,000); (vii) non-recurring transaction costs incurred in connection with the SCT Acquisition and the HBE Acquisition, in an aggregate amount not to exceed One Million Seven Hundred Thousand Dollars ($1,700,000); and (viii) non-recurring transaction costs incurred in connection with the Herley Transactions, in an aggregate amount not to exceed Eleven Million Dollars ($11,000,000); minus (b) to the extent included in Consolidated Net Income for such period, non-cash gains.

          "Consolidated Fixed Charges" means, for any period, as determined on a Consolidated basis, the aggregate, without duplication, of (a) Consolidated Interest Expense, and (b) principal payments on Consolidated Funded Indebtedness (including, without limitation, performance based contingent obligations incurred in connection with one or more Acquisitions and payments on Capitalized Lease Obligations); provided that, for the purposes of calculating Consolidated Fixed Charges, principal payments on Consolidated Funded Indebtedness shall exclude (i) optional prepayments of the Revolving Loans, (ii) payments of the Indebtedness of HBE made at the time of the HBE Acquisition, in an aggregate amount not to exceed Three Million Four Hundred Thousand Dollars ($3,400,000), and (iii) payments of the Indebtedness of Herley made at the time of the Herley Transactions, in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000).

        2.    Amendment to the Definition of Permitted Foreign Subsidiary Loans, Guaranties and Investments.    The definition of "Permitted Foreign Subsidiary Loans, Guaranties and Investments" in the Credit Agreement is hereby amended to delete subpart (d) therefrom and to insert in place thereof the following new subpart (d), and to add the following new subpart (e) at the end thereof:

          (d)   intercompany loans and investments from Herley or a Domestic Subsidiary of Herley to a Foreign Subsidiary of Herley, in an aggregate principal amount for all such loans and investments of all Credit Parties, permitted pursuant to this subpart (d), not to exceed, at any time, Thirty-Three Million Dollars ($33,000,000); and

          (e)   additional loans and investments by Borrower or a Domestic Subsidiary to or in a Foreign Subsidiary, or guaranties by Borrower or a Domestic Subsidiary of the Indebtedness or contract performance of a Foreign Subsidiary, made on or after the Closing Date in the ordinary course of business, so long as the aggregate amount of all such loans and investments of all Credit Parties does not exceed, at any time, an aggregate amount of Four Million Dollars ($4,000,000).

        3.    Additions to Definitions in the Credit Agreement.    Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

          "Exchange Debt Offering" means that term as defined in Section 9(a) of the Second Amendment Agreement.

          "HBE" means Henry Bros. Electronics, Inc., a Delaware corporation.

          "HBE Acquisition" means that Acquisition by Borrower of HBE.

          "Herley" means Herley Industries, Inc., a Delaware corporation.

          "Herley Acquisition Notes" means that term as defined in Section 9(a) of the Second Amendment Agreement.

          "Herley Tender Offer" means that term as defined in Section 9(a)(ii) of the Second Amendment Agreement.

          "Herley Transactions" means that term as defined in Section 9(a) of the Second Amendment Agreement.

          "SCT Acquisition" means that Acquisition by Borrower of SCT Acquisition, LLC, a Delaware corporation.

          "Second Amendment Agreement" means that certain Second Amendment Agreement, dated as of the Second Amendment Effective Date, among Borrower, Agent and the Lenders.

          "Second Amendment Effective Date" means February 7, 2011.

        4.    Amendment to Borrowing Covenant Provisions.    Section 5.8 of the Credit Agreement is hereby amended to delete subsection (j) therefrom and to insert in place thereof the following revised subsection (j), and to add the following new subsections (l) and (m) at the end thereof:

          (j)    Indebtedness incurred in connection with (i) prior to the date of the Exchange Debt Offering, the Herley Acquisition Notes, resulting in aggregate gross proceeds not to exceed Three Hundred Twenty-Five Million Dollars ($325,000,000), and (ii) on and after the date of the Exchange Debt Offering, the additional Senior Notes issued by Borrower in (A) the Exchange

  Debt Offering, in an original principal amount not to exceed the aggregate principal amount of the Herley Acquisition Notes or (B) an exchange offer made by Borrower for any and all of the additional Senior Notes issued in the Exchange Debt Offering (the "Exchange Debt Offering Notes") such that the additional Senior Notes received in connection with such exchange offer will (1) have substantially identical terms to the Exchange Debt Offering Notes, (2) be for the same aggregate principal amount as the Exchange Debt Offering Notes, and (3) be registered under the Securities Act;

          (l)    the Indebtedness existing on the date of the completion of the Herley Tender Offer, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8A hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the date of the completion of the Herley Tender Offer);

          (m)  other Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Twenty-Five Million Dollars ($25,000,000), with respect to (i) Indebtedness incurred in connection with the Senior Notes, (ii) unsecured Subordinated Indebtedness created pursuant to documentation in form and substance reasonably satisfactory to Agent and the Required Lenders, and on terms reasonably satisfactory to Agent and the Required Lenders, and (iii) other unsecured Indebtedness; so long as, in each case, as of the date such additional Indebtedness is incurred, (A) Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the incurrence of such Indebtedness, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist.

        5.    Amendment to Permitted Liens Covenant.    Section 5.9 of the Credit Agreement is hereby amended to delete subsection (h) therefrom and to insert in place thereof the following revised subsection (h), and to add the following new subsection (l) at the end thereof:

          (h)   the Liens securing the Indebtedness under the Senior Notes permitted pursuant to Sections 5.8(h), (j) and (m) hereof, so long as (i) such Liens are subject to the Intercreditor Agreement, and (ii) as of the issuance date of any additional Senior Notes issued after the date of the Exchange Debt Offering, (A) Borrower is in pro forma compliance with Section 5.7 hereof, both before and after giving effect to the issuance of such additional Senior Notes, and (B) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

          (l)    the Liens existing on the date of the completion of the Herley Tender Offer, in addition to the other Liens permitted pursuant to this Section 5.9, as set forth in Schedule 5.9A hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the property encumbered thereby, shall not be increased.

        6.    Amendment to Investments, Loans and Guaranties Provisions.    Section 5.11 of the Credit Agreement is hereby amended to delete subsection (v) therefrom and to insert in place thereof the following:

          (v)   the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement or the consent set forth in Section 9 of the Second Amendment Agreement;

        7.    Amendment to Permitted Acquisition Provisions.    Section 5.13 of the Credit Agreement is hereby amended to delete subsection (j) therefrom and to insert in place thereof the following:

          (j)    the aggregate amount of cash Consideration (exclusive of the issuance of equity) paid for all such Acquisitions (including Distressed Acquisitions, but excluding the Herley Transactions)

  after the Second Amendment Effective Date would not exceed Twenty-Five Million Dollars ($25,000,000); provided that, to the extent any cash Consideration for any such Acquisition is funded with the net cash proceeds of an equity offering by Borrower, the aggregate amount of such net cash proceeds of an equity offering shall be excluded from the calculation of the maximum Dollar amounts set forth in this subsection (j); and

        8.    Addition of Schedules to the Credit Agreement.    The Credit Agreement is hereby amended to add a new Schedule 5.8A and Schedule 5.9A thereto in the forms of the attached Schedule 5.8A and Schedule 5.9A, respectively, hereto.

        9.    Consent to the Herley Transactions.

        (a)    Herley Transactions.    Borrower is seeking to acquire all of the capital stock of Herley through a series of transactions described below (collectively, the "Herley Transactions"), with the result that Herley will become a wholly-owned Subsidiary of Borrower. Specifically:

            (i)  Borrower will create a wholly-owned direct Subsidiary corporation ("Acquisition Holdco"), and will cause Acquisition Holdco to create a wholly-owned direct Subsidiary corporation ("Acquisition Co.");

           (ii)  Acquisition Holdco will, or will cause Acquisition Co. to, make a tender offer for all of the outstanding equity interest of Herley (the "Herley Tender Offer");

          (iii)  the completion of the Herley Tender Offer will be followed by a back-end squeeze-out merger, pursuant to which Herley will be merged with and into Acquisition Co, with Herley being the surviving entity and a wholly-owned direct Subsidiary of Acquisition Holdco (the "Squeeze-Out Merger"); and

          (iv)  promptly following the Squeeze-Out Merger, Acquisition Holdco will be merged with and into Borrower, with Borrower being the surviving entity (the "Roll-up Merger" and, together with the Squeeze-Out Merger, collectively, the "Mergers"), so that Herley will become a direct wholly-owned Subsidiary of Borrower.

        To finance the Herley Transactions, pay fees and expenses of the Herley Transactions and provide working capital for general corporate purposes, Borrower (A) may issue common equity, from which it would expect to receive net proceeds of up to Forty Million Dollars ($40,000,000) (the "Equity Offering"), (B) will cause Acquisition Holdco to issue new senior secured notes (the "Herley Acquisition Notes"), from which it expects to receive aggregate gross proceeds of up to Three Hundred Twenty-Five Million Dollars ($325,000,000) less the net proceeds of the Equity Offering, (C) expects to draw up to Five Million Dollars ($5,000,000) of Revolving Loans (the "Revolver Draw"), and (D) may use up to Four Million Eight Hundred Thousand Dollars ($4,800,000) of unrestricted cash on hand of Borrower. Borrower will invest the net proceeds of the Equity Offering, the proceeds of the Revolver Draw and any necessary unrestricted cash on hand of Borrower in Acquisition Holdco, and Acquisition Holdco will use such funds, together with the net proceeds of the Herley Acquisition Notes, to consummate the Herley Tender Offer and the Squeeze-Out Merger.

        The Herley Acquisition Notes will be guaranteed solely by Acquisition Co, and will be secured solely by the assets of Acquisition Holdco and Acquisition Co (other than the equity interests of Herley until Herley becomes a wholly-owned subsidiary of Acquisition Holdco). Prior to the Roll-up Merger, neither the Credit Agreement nor the Senior Notes will be guaranteed by, or secured by any of the assets of, Acquisition Holdco, Acquisition Co or Herley (or any of its Subsidiaries). Following the Roll-up Merger, all of the Herley Acquisition Notes will be exchanged for additional Senior Notes to be issued by Borrower under the Senior Notes Indenture (the "Exchange Debt Offering"), which additional Senior Notes will be guaranteed by each Guarantor of Payment and secured by the same collateral as the currently outstanding Senior Notes on a pari passu basis. Any guaranties of, and security interests granted by, Acquisition Holdco and Acquisition Co relating to the Herley Acquisition Notes will terminate and be released upon exchange of the Herley Acquisition Notes for the additional Senior Notes to be issued by Borrower in the Exchange Debt Offering, and after the Roll-up Merger Herley and its Subsidiaries will give guaranties of the Obligations and the Senior Notes and grant security interests in their respective assets as required by the Credit Agreement and the Senior Notes Indenture.

        If, in connection with the issuance of the Herley Acquisition Notes and the additional Senior Notes to be issued in the Exchange Debt Offering, Borrower is required to obtain a waiver from the Senior Noteholders (the "Senior Note Waiver"), Borrower may pay a fifty (50.00) basis points fee to each of the Senior Noteholders.

        (b)    Request for Consent.    Certain of the Herley Transactions are prohibited by one or more provisions of the Credit Agreement, including but not limited to Sections 5.8 (Borrowing), 5.9 (Liens), 5.10 (Regulations T, U and X), 5.11 (Investments, Loans and Guaranties), 5.12 (Merger and Sale of Assets), 5.13 (Acquisitions), 5.15 (Restricted Payments), 5.17 (Affiliate Transactions), 5.20 (Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest), 5.28 (Other Covenants and Provisions), 5.30 (Guaranty Under Material Indebtedness Agreement) and 5.31 (Senior Note Documents). Borrower hereby specifically requests that Agent and the Lenders consent to the Herley Transactions.

        (c)    Consent of Agent and the Lenders.    Notwithstanding any provisions of the Credit Agreement that may restrict or prohibit the Herley Transactions, Agent and the Lenders hereby consent to the Herley Transactions and Borrower's consummation of the Herley Transactions, subject to the following conditions:

            (i)  after giving effect to the terms of this Amendment (including but not limited to the consent of Agent and the Lenders) and, if applicable, the Senior Note Waiver, Borrower shall be in pro forma compliance with the Credit Agreement both before and after consummating the Herley Transactions;

           (ii)  after giving effect to the terms of this Amendment (including but not limited to the consent of Agent and the Lenders) and, if applicable, the Senior Note Waiver, no Default or Event of Default shall exist under the Credit Agreement or any other Loan Document;

          (iii)  the Available Liquidity shall be no less than Twenty Million Dollars ($20,000,000) both before and after giving pro forma effect to the Herley Transactions;

          (iv)  the Herley Transactions are structured and occur substantially as set forth in Section 9(a) hereof;

           (v)  the Roll-up Merger and the Exchange Debt Offering occur within four Business Days of the completion of the Squeeze-Out Merger;

          (vi)  the Herley Transactions are not prohibited by the terms of the Senior Notes Documents (as such terms may be modified by any consent given by the Senior Noteholders);

         (vii)  the additional Senior Notes issued by Borrower in the Exchange Debt Offering are issued pursuant to the Senior Notes Indenture and subject to the Intercreditor Agreement;

        (viii)  neither the Indenture Agent nor any Senior Noteholder files any U.C.C. Financing Statement on the assets of Herley or any of its subsidiaries prior to the date upon which Agent has filed such U.C.C. Financing Statements;

          (ix)  the Herley Transactions are completed on or before June 30, 2011; and

           (x)  Borrower complies with the requirements of Section 10 hereof.

This Amendment shall serve as evidence of such consent. The consent contained in this Section 9 shall not be deemed to waive or amend any provision of the Credit Agreement or the Loan Documents except with respect to the Herley Transactions, and shall not serve as consent to, or amendment of, any other matter inconsistent with the terms and conditions of the Credit Agreement or other Loan Documents. Except as specifically set forth in this Section 9, all of the terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of Borrower to Agent and the Lenders.

        10.    Closing Deliveries.    Concurrently with the execution of this Amendment, Borrower shall:

          (a)   cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

          (b)   pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents to the extent then invoiced.

        11.    Post-Closing Deliveries.    On or before each of the dates specified in this Section 11 (unless a longer period is agreed to in writing by Agent), Borrower hereby covenants and agrees to satisfy each of the items specified in the subparts below:

          (a)   prior to or contemporaneously with the consummation of the Roll-up Merger, as defined in Section 9(a)(iv) hereof, Borrower shall enter into a further amendment to the Credit Agreement, to be prepared by and in form and substance satisfactory to Agent, that provides for, among other things, amendments to the schedules to the Credit Agreement to incorporate information relating to the assets acquired pursuant to the Herley Transactions and such other matters as shall be mutually agreed among Borrower, Agent and the Lenders;

          (b)   prior to or contemporaneously with the consummation of the Roll-up Merger, Borrower shall consent to an amendment to the Intercreditor Agreement, to be prepared by and in form and substance satisfactory to Agent, that, in the reasonable judgment of Agent, adequately and appropriately accounts for the additional Senior Notes to be issued by Borrower in the Exchange Debt Offering, which amendment shall also be signed by the Indenture Agent;

          (c)   within twenty (20) days after the Roll-up Merger (and, in any event, prior to or contemporaneously with (i) the grant of any security interest in the assets of Herley to the Senior Noteholders, or (ii) the guaranty by Herley or any of its subsidiaries of the additional Senior Notes issued by Borrower in the Exchange Debt Offering), Borrower shall cause Herley and, as appropriate, each Domestic Subsidiary of Herley, to execute and deliver all of the documentation required pursuant to Section 5.20 of the Credit Agreement; and

          (d)   within forty-five (45) days after the Roll-up Merger, Agent shall have received the results of a collateral field audit of Herley and its subsidiaries and, if required by Agent, an appraisal of the Inventory of Herley and its subsidiaries, each to be in form and substance satisfactory to Agent.

        12.    Representations and Warranties.    Borrower hereby represents and warrants to Agent and the Lenders that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of Borrower or any law applicable to Borrower, or, after giving effect to this Amendment (including but not limited to the consent of Agent and the Lenders in Section 9 hereof) and the Senior Note Waiver, result in a breach of any provision of, or constitute a default under, any other agreement, instrument or document binding upon or enforceable against Borrower; (d) after giving effect to this Amendment (including but not limited to the consent of Agent and the Lenders in Section 9 hereof) and the Senior Note Waiver, no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) after giving effect to this Amendment (including but not limited to the consent of Agent and the Lenders in Section 9 hereof) and the Senior Note Waiver, each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Second Amendment Effective Date as if made on the Second Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower's obligations or liabilities under the Credit Agreement or any Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

        13.    No Course of Dealing.    Borrower acknowledges and agrees that this Amendment is not intended to, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, among Borrower, Agent and the Lenders that is inconsistent with the express terms of the Loan Documents.

        14.    Waiver and Release.    Borrower, by signing below, hereby waives and releases Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which Borrower is aware or should be aware on the date of this Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        15.    References to Credit Agreement and Ratification.    Each reference that is made in the Credit Agreement or any other Related Writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

        16.    Counterparts.    This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        17.    Headings.    The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        18.    Severability.    Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

        19.    Governing Law.    The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

        JURY TRIAL WAIVER.    BORROWER, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:	/s/ Deanna H. Lund
Name:	Deanna H. Lund
Title:	Executive Vice President & Chief Financial Officer
KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	Vice President

Signature Page to
Second Amendment Agreement

 GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

        The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement dated as of February 7, 2011. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

        The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware on the date of the foregoing Second Amendment Agreement, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        JURY TRIAL WAIVER.    THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

KRATOS PUBLIC SAFETY & SECURITY SOLUTIONS, INC. (F/K/A KRATOS COMMERCIAL SOLUTIONS, INC.)
KRATOS MID-ATLANTIC, INC.
KRATOS SOUTHEAST, INC.
KRATOS TEXAS, INC.
WFI NMC CORP.
SYS
AI METRIX, INC.
POLEXIS, INC.
REALITY BASED IT SERVICES, LTD.
SHADOW I, INC.
SHADOW II, INC.
SHADOW III, INC.
DIGITAL FUSION, INC.
DIGITAL FUSION SOLUTIONS, INC.
SUMMIT RESEARCH CORPORATION
KRATOS GOVERNMENT SOLUTIONS, INC.	DEFENSE SYSTEMS, INCORPORATED
HAVERSTICK CONSULTING, INC.
HGS HOLDINGS, INC.
DTI ASSOCIATES, INC.
HAVERSTICK GOVERNMENT SOLUTIONS, INC.
ROCKET SUPPORT SERVICES, LLC
JMA ASSOCIATES, INC.
MADISON RESEARCH CORPORATION
GICHNER SYSTEMS GROUP, INC.
GICHNER HOLDINGS, INC.
GICHNER SYSTEMS INTERNATIONAL, INC.
CHARLESTON MARINE CONTAINERS INC.
DALLASTOWN REALTY I, LLC
DALLASTOWN REALTY II, LLC
DEI SERVICES CORPORATION
SCT ACQUISITION, LLC
SCT REAL ESTATE, LLC
By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer	By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer

Signature Page 1 of 2 to
Guarantor Acknowledgement and Agreement

KRATOS SOUTHWEST L.P., by Kratos Texas, Inc., its general partner	HENRY BROS. ELECTRONICS, INC., a Delaware corporation
By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer	HENRY BROS. ELECTRONICS, INC.,
a Colorado corporation
HENRY BROS. ELECTRONICS, INC.,
a Virginia corporation
HENRY BROS. ELECTRONICS, INC.,
a New Jersey corporation
HENRY BROS. ELECTRONICS, INC.,
a California corporation
DIVERSIFIED SECURITY SOLUTIONS, INC.
HENRY BROS. ELECTRONICS, LLC
NATIONAL SAFE OF CALIFORNIA, INC.
AIRORLITE COMMUNICATIONS, INC.
	By:	/s/ Deanna H. Lund Deanna H. Lund Executive Vice President & Chief Financial Officer

Signature Page 2 of 2 to
Guarantor Acknowledgement and Agreement

 SCHEDULE 5.8A

ADDITIONAL SCHEDULE TO SECTION 5.8

        1.     Indebtedness of Herley GMI Eyal Ltd owing to The First International Bank of Israel Ltd. pursuant to documentation entered into on or about August, 2008 (the "Herley GMI Eyal Credit Facility"), in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000).

        2.     The guaranty by General Microwave Israel (1987) Ltd of the Indebtedness under the Herley Eyal Credit Facility.

        3.     Indebtedness of Herley to (i) East Hempfield Township Industrial Development Authority in respect of the loan of the proceeds of, and (ii) Allfirst Bank in respect of its letter of credit supporting the payment of, those certain East Hempfield Township Industrial Development Authority $3,000,000 Variable Rate Demand/Fixed Rate Revenue Bonds (Herley Industries. Inc. Project) Series of 2001, in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000).

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 SCHEDULE 5.9A

ADDITIONAL SCHEDULE TO SECTION 5.9

        1.     Liens on the assets of Herley GMI Eyal Ltd and General Microwave Israel (1987) Ltd securing the Indebtedness described in item 1 of Schedule 5.8A.

        2.     Open-End Mortgage and Security Agreement dated October 17, 2001, executed by Herley, as mortgagor, to Allfirst Bank, as mortgagee, encumbering property located in Lancaster, Pennsylvania, securing the Indebtedness described in item 3 of Schedule 5.8A, and related UCC-1 financing statements.

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  Exhibit 10.3
SECOND AMENDMENT AGREEMENT
GUARANTOR ACKNOWLEDGMENT AND AGREEMENT
SCHEDULE 5.8A ADDITIONAL SCHEDULE TO SECTION 5.8
SCHEDULE 5.9A ADDITIONAL SCHEDULE TO SECTION 5.9